Exhibit 99.906 CERT
Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act
I, Brian C. Beh, President of The Roxbury Funds (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant for the period ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 22, 2012	/s/ Brian C. Beh Brian C. Beh, President
(principal executive officer)
I, Lance Simpson, Treasurer and CCO of The Roxbury Funds (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant for the period ended December 31, 2011(the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 22, 2012	/s/ Lance Simpson Lance Simpson, Treasurer and CCO
(principal financial officer)
This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, amended, and 18 U.S.C. Section 1350 and is not being filed as part of the report with the Commission.